UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported): August 14, 2020

TRANSCONTINENTAL REALTY INVESTORS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-09240	94-6565852
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1603 LBJ Freeway, Suite 800 Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 469-522-4200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.01	TCI	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

[  ]

1

Section 2 – Financial Information

Item 2.02. Results of Operations and Financial Condition

On August 14, 2020, Transcontinental Realty Investors, Inc. (“TCI” or the “Company”) announced its operational results for the quarter ended March 31, 2020. A copy of the announcement is attached as Exhibit “99.1.”

The information furnished pursuant to Item 2.02 in this Form 8-K, including Exhibit “99.1” attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. We undertake no duty or obligation to publicly update or revise the information furnished pursuant to Item 2.02 of this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d)       Exhibits.

The following exhibit is furnished with this Report:

                    Exhibit No. Description

99.1*       Press release dated August 14, 2020

_________________________

* Furnished herewith

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: August 14, 2020

TRANSCONTINENTAL REALTY INVESTORS, INC.

	By:	/s/ Daniel J. Moos
Daniel J. Moos
President and
Chief Executive Officer

3

Exhibit "99.1"

NEWS RELEASE FOR IMMEDIATE RELEASE	Contact: Transcontinental Realty Investors, Inc. Investor Relations Daniel Moos (469) 522-4200 investor.relations@transconrealty-invest.com

Transcontinental Realty Investors, Inc. reports Earnings for Q2 2020

DALLAS (August 14, 2020) - Transcontinental Realty Investors, Inc. (NYSE: TCI), is reporting its results of operations for the quarter ended June 30, 2020. For the three months ended June 30, 2020, The Company reported a net loss applicable to common shares of $4.2 million or $0.48 per diluted share, compared to a net loss applicable to common shares of $6.3 million or $0.73 per diluted share for the same period in 2019.

COVID-19

The Company continues to closely monitor the impact of the COVID-19 pandemic on all aspects of its business. COVID-19 did not have a significant on the Company’s results of operations or cash flows during the three months ended June 30, 2020.

  The Company collected approximately 97% of its second quarter rents, comprised of approximately 95% from multi-family tenants and approximately 98% from office tenants.
  The Company did not grant any abatements or significant deferments of rents.
  Occupancy at its non-lease up properties remains stable at 87% at June 30, 2020 in comparison to 89% at June 30, 2019.
  The Company continued to obtain positive leasing spreads for new leases and renewals at it properties.
  Ongoing development projects continued during the quarter unabated without work stoppages. In addition, the Company is evaluating several new development projects.

  The future impact of COVID-19 on the Company’s business and financial activities will depend on future developments, which at this stage are unpredictable considering the fluctuations of COVID-19 outbreaks and the resulting changes in the markets.

  Financial Results

  Rental and other property revenues were $11.9 million for the three months ended June 30, 2020 and 2019. For the quarter ended June 30, 2020, the Company generated revenues of $7.9 million and $4.0 million from its commercial and residential segments, respectively.

  Property operating expenses decreased to $5.8 million for the three months ended June 30, 2020 from $7.3 million for the same period in 2019. The decrease of $1.5 million in property operating expenses was primarily due to a reduction in property taxes and maintenance costs.

  General and administrative expense decreased to $1.4 million for the three months ended June 30, 2020 from $2.2 million for the same period in 2019. The decrease of $0.8 million in general and administrative expenses was primarily due to a reduction in professional fees.

  Interest income decreased to $4.2 million for the three months ended June 30, 2020 from $4.9 million for the same period in 2019. The decrease of $0.7 million in interest income was due to a decrease in notes receivable from related parties.

  Other income increased to $1.5 million for the three months ended June 30, 2020, compared to $0.7 million for the same period in 2019. The increase in other income was primarily due to an increase in tax incentive finance proceeds.

  Foreign currency transaction was a loss of $5.6 million for the three months ended June 30, 2020 as compared to a loss of $2.3 million for the same period in 2019. The increase is foreign currency loss was due to a decrease in the exchange rate from U.S. Dollars to the Israel Shekel offset in part by a reduction in the bonds outstanding.

  Loss from unconsolidated investments was $0.7 million for the three months ended June 30, 2020, compared to a loss of $0.2 million for the same period in 2019. The increase in loss from unconsolidated investments during the quarter was primarily due to an increase in depreciation and amortization expense related to the VAA Joint Venture.

  Gain on land sales was $5.3 million for the three months ended June 30, 2020, compared to $2.1 million for the same period in 2019. In the current period the Company sold approximately 25.9 acres of land for an aggregate sales price of $6.6 million which resulted in a gain of $5.3 million. For the same period in 2019, the Company sold approximately 41.6 acres of land for an aggregate sales price of $7.6 million which resulted in a gain of $2.1 million.

  About Transcontinental Realty Investors, Inc.

  Transcontinental Realty Investors, Inc., a Dallas-based real estate investment company, holds a diverse portfolio of equity real estate located across the U.S., including apartments, office buildings, shopping centers, and developed and undeveloped land. The Company invests in real estate through direct ownership, leases and partnerships and invests in mortgage loans on real estate. For more information, visit the Company’s website at www.transconrealty-invest.com.

6

  TRANSCONTINENTAL REALTY INVESTORS, INC.

  CONSOLIDATED STATEMENTS OF OPERATIONS

  (Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
	(dollars in thousands, except per share amounts)
Revenues:
Rental and other property revenues (including $280 and $203 for the three months and $456 and $413 for the six months ended 2020 and 2019, respectively, from related parties)	$11,947	$11,840	$23,865	$23,769

Expenses:
Property operating expenses (including $254 and $246 for the three months ended and $496 and $504 for the six months ended 2020 and 2019, respectively, from related parties)	5,810	7,322	12,119	13,319
Depreciation and amortization	3,418	3,439	6,812	6,548
General and administrative (including $711 and $919 for the three months ended and $1,766 and $2,420 for the six months ended 2020 and 2019, respectively, from related parties)	1,405	2,211	3,926	4,539
Franchise taxes and other expenses	—	—	1,494	—
Net income fee to related party	112	90	198	190
Advisory fee to related party	2,051	2,158	4,146	3,806
Total operating expenses	12,796	15,220	28,695	28,402
Net operating (loss)	(849)	(3,380)	(4,830)	(4,633)

Other income (expenses):
Interest income (including $4,088 and $4,585 for the three months ended and $7,503 and $8,897 for the six months ended 2020 and 2019, respectively, from related parties)	4,227	4,878	8,754	9,436
Other income	1,484	688	2,319	4,580
Mortgage and loan interest (including $369 and $513 for the three months ended and $813 and $1,003 for the six months ended 2020 and 2019, respectively, from related parties)	(7,741)	(7,646)	(15,708)	(15,605)
Foreign currency transaction gain (loss)	(5,599)	(2,325)	2,244	(8,143)
Equity loss from VAA	(735)	(236)	(1,111)	(1,291)
Losses from other unconsolidated investees	7	2	6	(5)
Total other income (expenses)	(8,357)	(4,639)	(3,496)	(11,028)
Income (loss) before gain on land sales, non-controlling interest, and taxes	(9,206)	(8,019)	(8,326)	(15,661)
Loss on sale of income producing properties	—	(80)	—	(80)
Gain on land sales	5,339	2,133	9,477	4,349
Net income (loss) before taxes	(3,867)	(5,966)	1,151	(11,392)
State income tax expense	(49)	—	(296)	—
Net income (loss)	(3,916)	(5,966)	855	(11,392)
Net (income) attributable to non-controlling interest	(242)	(379)	(400)	(562)
Net income (loss) attributable to Transcontinental Realty Investors, Inc.	(4,158)	(6,345)	455	(11,954)
Net income (loss) applicable to common shares	$(4,158)	$(6,345)	$455	$(11,954)

(Loss) earnings per share - basic
Net income (loss)	$(0.45)	$(0.68)	$0.10	$(1.31)
Net income (loss) applicable to common shares	$(0.48)	$(0.73)	$0.05	$(1.37)

(Loss) earnings per share - diluted
Net income (loss)	$(0.45)	$(0.68)	$0.10	$(1.31)
Net income (loss) applicable to common shares	$(0.48)	$(0.73)	$0.05	$(1.37)

Weighted average common shares used in computing earnings per share	8,717,767	8,717,767	8,717,767	8,717,767
Weighted average common shares used in computing diluted earnings per share	8,717,767	8,717,767	8,717,767	8,717,767
Amounts attributable to Transcontinental Realty Investors, Inc.
Net income (loss)	$(3,916)	$(5,966)	$855	$(11,392)
Net income (loss) applicable to Transcontinental Realty, Investors, Inc.	$(4,158)	$(6,345)	$455	$(11,954)

7

TRANSCONTINENTAL REALTY INVESTORS, INC.
CONSOLIDATED BALANCE SHEETS

	June 30, 2020	December 31, 2019
	(Unaudited)	(Audited)
	(dollars in thousands, except share and par value amounts)
Assets
Real estate, at cost	$484,639	$469,997
Real estate subject to sales contracts at cost	6,307	7,966
Less accumulated depreciation	(96,002)	(90,173)
Total real estate	394,944	387,790

Notes and interest receivable (including $68,170 in 2020 and $57,817 in 2019 from related parties)	135,664	120,986
Cash and cash equivalents	42,250	51,179
Restricted cash	30,114	32,082
Investment in VAA	52,773	59,148
Investment in other unconsolidated investees	22,638	22,632
Receivable from related parties	128,617	141,541
Other assets	57,167	50,560
Total assets	$864,167	$865,918

Liabilities and Shareholders’ Equity
Liabilities:
Notes and interest payable	$255,884	$246,546
Bonds and bond interest payable	218,216	229,722
Deferred revenue (including $10,367 in 2020 and $9,468 2019 to related parties)	10,367	9,468
Accounts payable and other liabilities (including $934 in 2020 and $935 in 2019 to related parties)	24,778	26,115
Total liabilities	509,245	511,851

Shareholders’ equity:
Common stock, $0.01 par value, authorized 10,000,000 shares; issued 8,717,967 shares in 2020 and 2019; outstanding 8,717,767 shares in 2020 and 2019	87	87
Treasury stock at cost, 200 shares in 2020 and 2019	(2)	(2)
Paid-in capital	257,853	257,853
Retained earnings	75,120	74,665
Total Transcontinental Realty Investors, Inc. shareholders' equity	333,058	332,603
Non-controlling interest	21,864	21,464
Total shareholders' equity	354,922	354,067
Total liabilities and shareholders' equity	$864,167	$865,918